Exhibit 32.1.4

CERTIFICATION

I, James K. Sanders, principal financial officer of Hawker Beechcraft Notes Company (the “Company”), hereby certify that:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James K. Sanders
James K. Sanders, Vice President and Chief Financial Officer
(Principal Financial Officer)

February 28, 2008